UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment #1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 8, 2020
Elvictor Group, Inc.
(Exact name of registrant as specified in its charter)
Nevada	333-225239	82-3296328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
30 Wall Street (8th Floor), New York, NY 10005
(Address of principal executive offices)
Registrant’s telephone number, including area code	646-491-6601
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On September 4, 2020, Elvictor Group, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Initial report”) for purposes of disclosing the submission to the Financial Industry Regulatory Authority (“FINRA”) of a corporate action wherein a dividend of 3 shares of common stock shall be issued for each 1 share of common stock as of the record date. The record date listed therein was September 11, 2020.

The purpose of this amendment is to clarify that due to technical issues with the filing with FINRA, the corporate action was withdrawn and refiled on October 8, 2020 with a record date of October 19, 2020. Such record date is pursuant to the resolution of the Board of Directors of the Company wherein the action was approved with a stated record date of exactly 10 days from the date of filing with FINRA, and as such date was on a weekend, the closest subsequent business date was used as the record date.

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

On August 31, 2020, the Board of Directors of Elvictor Group, Inc., a Nevada corporation (the “Company”), unanimously approved the issuance of a dividend of 3 shares of common stock each 1 share of common stock held as of the record date October 19, 2020. The original founders of the Company and their assigns, having a total of 19,681,000 shares of common stock, have agreed to waive any dividend shares.

The action has been submitted to the Financial Industry Regulatory Authority (“FINRA”) and delivery date of the dividends shall be determined by the approval of FINRA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elvictor Group, Inc.
(Registrant)
Date:	October 30, 2020
		By:	/s/ Konstantinos Galanakis
		Name:	Konstantinos Galanakis
		Title:	Chief Executive Officer